Exhibit 99.9

Chartwell Diversified Services, Inc.

Case No. 02-88565

Reporting Period:  April 30, 2004

Schedule of Cash Receipts and Disbursements

	Sky Bank Money Market 3295001062**	Comerica #1880909914	Payroll Comerica #1880909542	Comerica #1880895634	Comerica #385105649243**	Comerica #385105649490**
							Current Month	Cumulative
							Actual	Actual

Cash Balance Beginning	$115,613	$611,186	$—	$(31,155)	$141,002	$250,000	$1,086,646	$561,824

Recepits
Cash sales							—	—
Accounts Receivable	52	3,568,185					3,568,237	11,330,356
Loans and Advances		1,478,557	—				1,478,557	31,590,313
Sale of Assets							—	—
Other - Cash Transfers from Related Companies		2,565,115	105,331	314,406			2,984,852	70,595,713
Total Receipts	52	7,611,857	105,331	314,406	—	—	8,031,647	113,516,382

Disbursements
Net Payroll			(105,331)				(105,331)	(11,645,035)
Payroll Taxes		(1,442,314)	—				(1,442,314)	(10,614,260)
Sales, Use and Other Taxes							—	(18,190)
Inventory Purchases		(849,788)					(849,788)	(13,952,679)
Rents and Lease Payments							—	(116,056)
Insurance		(243,900)		(103,768)			(347,668)	(5,395,949)
Administrative & Selling		—	—	(293,214)			(293,214)	(7,367,892)
Breakout for CDSI Case File #02-88565							—	(116,475)
Other - Cash Transfers to Related Companies		(5,275,148)					(5,275,148)	(61,833,595)
Letter of Credit Refund							—	(1,280,865)
Bank Charges							—	(3,617)
Professional Services							—	(928,763)
Total Disbursements	—	(7,811,150)	(105,331)	(396,982)	—	—	(8,313,463)	(113,273,377)

Net Cash Flow	52	(199,293)	—	(82,576)	—	—	(281,817)	243,005

Cash End of Month	$115,665	$411,893	$—	$(113,731)	$141,002	$250,000	$804,829	$804,829

** This schedule reflects $506,667.02 worth of Restricted Cash, which is in Other Assets on the Balance Sheet’

Chartwell Diversified Services, Inc.

Case #02-88568

CONSOLIDATED STATEMENTS OF INCOME

(Post-Petition)

	For The One Month Ended April 30, 2004	Cumulative to Date
	(UNAUDITED)	(UNAUDITED)
Revenues:
Service revenues	$—	$3,864

Net Revenues	—	3,864

Operating Expenses:
Cost of Services	—	—

Gross Margin	—	3,864

General and administrative expenses:
Personnel costs	293,424	4,036,495
Occupancy costs	31,469	428,344
Bad debt expense	—	—
Other	32,407	903,169

Total General and Administrative Expenses	357,300	5,368,008

Loss from Operations	(357,300)	(5,364,144)

Other Expenses (Income):
Interest expense	20,083	124,046
Depreciation and amortization	67,125	1,139,500
Other expense (income)	(357,300)	(5,038,591)

Other Expenses - Net	(270,092)	(3,775,045)

(Loss) Income before Reorganization Items	(87,208)	(1,589,099)

Reorganization Items:
Professional fees	—	—
Other	3,028	72,682

Reorganization Expenses - Net	3,028	72,682

Loss Before Income Tax Provision	(90,236)	(1,661,781)

Income Tax Provision	—	—

Net Loss	(90,236)	(1,661,781)

Chartwell Diversified Services, Inc.

Case No. 02-88565

April 30, 2004

Balance Sheet

Book Value @ Current

Assets

Current Assets

Unrestricted Cash and Equivalents	$298,161
Due from Subsidiaries/Related Parties	(3,918,290)
Prepaid Expenses	41,774
Total Current Assets	$(3,578,355)

Property, Plant and Equipment-net	$38,760

Other Assets

Restricted Cash	506,667
Investments	92,537,829
Other Intangibles	3,084,237
Other Assets	9,667
Total Other Assets	$96,138,400

Total Assets	$92,598,805

Liabilities & Equity

Liabilities Not Under Compromise
Accounts Payable	$136,361
Accrued Payroll and Benefit Costs	439,927
Accrued Other and Other Liabilities	134,270
CHT Distribution Loan with Interest	2,534,019
Total Post-Petition Liabilities	$3,244,577

Liabilities Under Compromise
Accrued Payroll and Other Liabilities	146,177

Total Pre-Petition Liabilities	$146,177

Total Liabilities	$3,390,754

Equity
Additional Paid in Capital	$92,952,795
Accumulated Deficit	(3,744,744)
Total Equity	$89,208,051

Total Liabilities & Equity	$92,598,805

Chartwell Diversified Services, Inc.

Case No. 02-88565

April 30, 2004

Summary of Unpaid Post-Petition Debts

	0-30	31-60	61-90	91 and Over	Total
Accounts Payable	$(52,076)	$(3,374)	$—	$(62,257)	$(117,707)
Accrued AP	(18,654)				(18,654)
Accrued Salaries	(33,895)	—	—	—	(33,895)
Accrued Incentive Comp	(330,000)				(330,000)
Accrued PTO	(73,351)				(73,351)
Accrued Expenses	(23,333)				(23,333)
Accrued Payroll Taxes	(2,681)				(2,681)
Leases - Building	—	—	—	—	—
Leases - Equipment	—	—	—	—	—
Secured Debt/Adequate Protection Pmts	(2,534,019)	—	—	—	(2,534,019)
Professional Fees	(110,937)	—	—	—	(110,937)
Payments due to Insiders	—	—	—	—	—
Total Post Petition Debts	$(3,178,946)	$(3,374)	$—	$(62,257)	$(3,244,577)

1) Post petition AP and accrued AP to be paid in future months based on vendor terms

2) Post Petition Salaries were paid in May in accordance with established payroll cycle.

3) Accrued Incentive Comp represents fiscal 2004 and 2005 bonus accrual

4) Post Petition Paid Time Off will be paid in future payrolls based on elected and approved PTO taken by active employees.

5) Post petition Accrued expenses represents accrued items which will be paid based on vendor payment terms

6) Accrued taxes represent estimated matching employer tax due on payroll accrual.  Paid in May

7) Secured debt will be paid down in accordance with with the CHT distribution/loan agreements

8) Professional fees represent accrued audit fees for the Chartwell Operations